EXHIBIT A-2


                           FORM OF

                  CERTIFICATE OF FORMATION

                             OF

                        GENCO, L.L.C.



          1. The name of the limited liability company is GENCO, L.L.C.

          2. The address of its registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of GENCO, L.L.C. this ___ day of ___________, 1999.



MEMBER:

                              ENERGY SUB, LLC, a
                              Pennsylvania corporation


                              By:___________________________
                                   Name:
                                   Title:

                          FORM OF

                  LIMITED LIABILITY COMPANY

                         AGREEMENT

                             OF

                        GENCO, L.L.C.


          This Limited Liability Company Agreement (this "Agreement") entered into as of this ______ day of ______________, 1999 by Energy Sub, LLC ("Energy Sub"), a
Pennsylvania corporation, as member (the "Member"), which Member does hereby form a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act") upon the following terms and conditions.

          1. Name. The name of the limited liability company formed hereby is GENCO, L.L.C. (the "Company").

          2.   Purpose.  The Company is formed for the
object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including, but not limited to, generating electrical power.

          3.   Registered Office.  The address of the
registered office of the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street,
Wilmington, New Castle County, Delaware 19801.

          4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation
Trust Company, 1209 Orange Street, Wilmington, New Castle
County, Delaware 19801.

          5. Members. The name of the Member is as set forth above in the preamble to this Agreement.

          6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein. Energy Sub is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          7. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          8.   Capital Contributions.  The Member has
contributed amounts in cash, and no other property, to the Company according to the Percentage Interests set forth on Annex I hereto.

          9. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company.

          10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

          11. Assignments. The Member may transfer or assign in whole or in part its limited liability company interest.

          12. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

          13. Liability of Members. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

          14.  Governing Law.  This Agreement shall be
governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

          15.  Treatment for Tax Purposes.  The Member
hereby agrees to disregard the Company as a separate entity for tax purposes.

               IN WITNESS WHEREOF, the undersigned,
intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written.

                              Member:

                              ENERGY SUB, LLC, a
                              Pennsylvania corporation


                              By:____________________________
                                   Name:
                                   Title:

                          ANNEX I

             Percentage Interests of the Member


Energy Sub, LLC                                          100%